Exhibit 99.1

Date	February 14, 2022
Contacts	Investors: ir@eose.com Media: media@eose.com
Pages	2

Eos Energy Enterprises Appoints New Chief Accounting Officer

EDISON, N.J.— Eos Energy Enterprises, Inc. (NASDAQ: EOSE) (“Eos”), a leading provider of safe, scalable, efficient, and sustainable zinc-based energy storage systems, today announced that John (“Jay”) Tedone has been appointed Chief Accounting Officer. Tedone, who has 25 years of experience in various financial leadership roles, will oversee the accounting, tax and SEC reporting functions at Eos.

“As our company evolves and our needs become more complex, it will become increasingly critical to have experienced, dynamic professionals on our team,” said Joe Mastrangelo, Chief Executive Officer of Eos. “Jay will serve as a key resource in our Finance Department and will ensure that we continue to bring accountability and transparency to our shareholders. We are thrilled to continue to attract top-level talent to Eos to position us for future success as we rapidly scale to deliver on our customer commitments.”

Prior to joining Eos, Tedone served as Vice President, Finance and Chief Accounting Officer of Lydall, Inc., a publicly traded global provider of specialty filtration and advanced materials solutions. There, he was responsible for the company’s global accounting, tax and SEC reporting functions. From 2007 through 2020, he has served as the Vice President, Finance and Chief Accounting Officer of Kaman Corporation. Mr. Tedone joined Kaman Corporation as Assistant Vice President, Internal Audit in 2004 and was promoted to Vice President, Internal Audit in 2006. Mr. Tedone has also held various financial management roles at Diageo North America, United Technologies Corporation and KPMG LLP. He holds a Master of Business Administration in Management from Rensselaer Polytechnic Institute and a Bachelor of Science in Accounting from Central Connecticut State University. Tedone is a Certified Public Accountant.

“I look forward to applying my decades-long experience and knowledge of public company finance to the exciting and impactful work happening at Eos,” Tedone said. “The company has a bright future ahead as it ramps up its manufacturing operations and I’m honored to work alongside the talented leadership team that’s in place.”

About Eos

Eos Energy Enterprises, Inc. is accelerating the shift to clean energy with positively ingenious solutions that transform how the world stores power. Our breakthrough Znyth™ aqueous zinc battery was designed to overcome the limitations of conventional lithium-ion technology. Safe, scalable, efficient, sustainable — and manufactured in the U.S. — it's the core of our innovative systems that today provide utility, industrial, and commercial customers with a proven, reliable energy storage alternative. Eos was founded in 2008 and is headquartered in Edison, New Jersey. For more information about Eos (NASDAQ: EOSE), visit eose.com.

Forward-Looking Statements

This press release includes certain statements that may constitute "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: changes adversely affecting the business in which we are engaged; our ability to forecast trends accurately; our ability to generate cash, service indebtedness and incur additional indebtedness; our ability to develop efficient manufacturing processes to scale and to forecast related costs and efficiencies accurately; fluctuations in our revenue and operating results; competition from existing or new competitors; the failure to convert firm order backlog to revenue; risks associated with security breaches in our information technology systems; risks related to legal proceedings or claims; risks associated with changes in federal, state, or local laws; risks associated with potential costs of regulatory compliance; risks associated with changes to U.S. trade policies; risks resulting from the impact of global pandemics, including the novel coronavirus, Covid-19; and risks related to adverse changes in general economic conditions. The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Eos’s most recent filings with the Securities and Exchange Commission, including Eos’s most recent Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Eos makes with the Securities and Exchange Commission from time to time. Moreover, Eos operates in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, Eos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

2	February 14, 2022